Exhibit 99.1

Snap Inc. Reports Second Quarter 2018 Results

SANTA MONICA, Calif. – August 7, 2018 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended June 30, 2018.

Financial Highlights

Cash used in operating activities was $(199) million in Q2 2018, compared to cash used in operating activities of $(210) million in Q2 2017.

Free Cash Flow was $(234) million in Q2 2018, compared to $(229) million in Q2 2017.

Common shares outstanding plus shares underlying stock-based awards totaled 1.5 billion at June 30, 2018, compared with 1.4 billion one year ago.

Revenue increased 44% to $262 million in Q2 2018, compared to revenue of $182 million in Q2 2017.

Net loss decreased 20% to $(353) million in Q2 2018, compared to a net loss of $(443) million in Q2 2017.

Adjusted EBITDA loss decreased 13% to $(169) million in Q2 2018, compared to an Adjusted EBITDA loss of $(194) million in Q2 2017.

“We are excited by the progress we have been making and are optimistic about the opportunities ahead as we continue to invest in innovation,” said Evan Spiegel, Snap CEO and Co-Founder.

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2018	2017	Change	2018	2017	Change
(Unaudited)	(dollars in thousands)			(dollars in thousands)

Cash used in operating activities	$(199,346)	$(209,574)	5%	$(431,327)	$(364,571)	(18)%
Free Cash Flow	$(234,247)	$(228,939)	(2)%	$(502,543)	$(401,929)	(25)%
Common shares outstanding plus shares underlying stock-based awards	1,478,758	1,434,346	3%	1,478,758	1,434,346	3%
Revenue	$262,263	$181,671	44%	$492,929	$331,319	49%
Net loss	$(353,310)	$(443,093)	(20)%	$(739,095)	$(2,651,930)	(72)%
Adjusted EBITDA	$(169,032)	$(193,990)	13%	$(386,897)	$(382,233)	(1)%

Business Highlights

•	Daily Active Users (DAU) increased 8% to 188 million in Q2 2018, compared to 173 million in Q2 2017, and decreased 2% in Q2 2018, compared to 191 million in Q1 2018.
•	Average revenue per user (ARPU) increased 34% to $1.40 in Q2 2018, compared to $1.05 in Q2 2017.
•	In Q2 2018, 11 Shows reached a monthly audience of over 10 million users, up from 7 in Q1 2018.
•	We introduced Group Video Chat, which allows users to video chat with up to 16 friends at one time.
•	We launched Snappables, new Lenses for sharing augmented reality experiences with one or many friends. Users can control Snappables using touch, motion, and facial expressions.
•

We released a new version of Spectacles, which has a smaller profile and is water resistant. Users can record videos with improved audio as well as press and hold to take a photo. Snaps captured transfer to Snapchat in HD up to 4 times faster than the original version of Spectacles.

•

We introduced Snap Kit (kit.snapchat.com) to help developers build products powered by features of Snapchat. We have partnered with companies such as Pandora and Tinder to make it possible for Snapchat features to be shared within each of their platforms and on Snapchat.

o	Creative Kit helps developers integrate their own stickers, filters, links, and other highlights right into the Snapchat camera.
o	Login Kit lets users unlock new features on Snapchat and other apps, or use their Snapchat account as a quick, secondary way to log in.
o	Bitmoji Kit lets conversations come alive with Bitmoji stickers when messaging on other apps.
o	Story Kit lets developers filter and embed publicly shared Snapchat Stories into their own apps and services.
•

We introduced Lens Explorer, an easier way to discover and unlock thousands of Lenses built by Snapchat users around the world. Since we launched Lens Studio in late 2017, creators have submitted over 100,000 unique Lenses which have been viewed by Snapchat users over 3.5 billion times.

Advertising Highlights

•	We transitioned our Story Ad product from our managed ecosystem to our programmatic auction.
•

Snap Pixel, which helps advertisers measure the cross-device impact of their campaigns, is now available to all advertisers, regardless of size. Since beta launch in Q4 2017, Snap Pixel has measured more than 100 million purchase events, 70 million of which were recorded in Q2 2018 alone as we released Snap Pixel globally.

•

We introduced updates to our self-serve platform to provide performance-focused advertisers with a full-suite of tools needed to optimize and measure their Snapchat campaigns. These updates include the ability to bid on goals such as web conversions, return on ad spend reporting, and conversion lift capabilities, effectively rounding out our Snap Pixel offering.

•

We announced that advertisers can purchase Lens campaigns using our Reach & Frequency tool in Ads Manager. This means that all of our advertising formats – Snap Ads (including Story Ads) and Creative Tools (Lenses and Filters) – are now available programmatically.

•

We launched two new initiatives to help our content creators monetize via our programmatic marketplace. We brought Commercials, a non-skippable 6-second Snap Ad that appears in Discover Shows, to Ads Manager. We also launched our Private Marketplace, which is an invite-only tool within Ads Manager that publishers can use to allow specific advertisers to target their content.

•

We’ve provided more insights to advertisers by launching three new initiatives for campaign planning and analysis. Audience Insights help advertisers understand characteristics about Snap’s audience, which they can now better target with our Advanced Location Targeting, including location categories and point + radius, and then better understand their performance with Delivery Insights.

Definitions

Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.

Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, and outstanding stock options.

Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense) net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time.

A DAU is defined as a registered Snapchat user who opens the Snapchat application at least once during a defined 24-hour period. We calculate average Daily Active Users for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.

ARPU is defined as quarterly revenue divided by the average Daily Active Users.

A Monthly Active User (MAU) is defined as a registered Snapchat user who opens the Snapchat application at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”

Financial Guidance

The following forward-looking statements reflect our expectations for the third quarter of 2018 as of August 7, 2018, and are subject to substantial uncertainty. This guidance assumes, among other things, that no business acquisitions, investments, restructurings, or legal settlements are concluded in the quarter. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

Q3 2018 Outlook

•	Revenue is expected to be between $265 million and $290 million, growth of between 27% and 39% compared to Q3 2017.
•	Adjusted EBITDA loss is expected to be between $(185) million and $(160) million, compared to $(179) million in Q3 2017.

Conference Call Information

Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.

Snap Inc. uses the investor.snap.com and snap.com/news websites as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

About Snap Inc.

Snap Inc. is a camera company. We believe that reinventing the camera represents our greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact

Investors and Analysts:

ir@snap.com

Press:

press@snap.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about guidance or expected financial metrics, such as revenue, non-GAAP Adjusted EBITDA, capital expenditures, and stock-based compensation, as well as non-financial metrics, such as DAU, MAU, and video views. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products, and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “expect,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our limited operating history, our lack of profitability to date, changes to our business model, our ability to monetize our products, the highly competitive and rapidly changing market for internet and advertising companies, user reception of changes to existing products, infrastructure costs, our ability to create new and innovative products, our ability to maintain users and manage any future user growth, litigation, and our international expansion strategies. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended March 31, 2018, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in Snap Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense and related payroll tax expense; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Non-GAAP Net Loss, which is defined as net income (loss); excluding amortization of intangible assets; stock-based compensation expense and related payroll tax expense; certain other non-cash or non-recurring items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP Net Loss and weighted average diluted shares are then used to calculate Non-GAAP diluted net loss per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(353,310)	$(443,093)	$(739,095)	$(2,651,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,514	12,585	44,068	25,035
Stock-based compensation	156,371	245,028	289,630	2,237,149
Deferred income taxes	17	(277)	253	(1,765)
Other	(5,893)	(3,564)	(9,287)	(1,672)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(13,926)	(21,653)	34,771	(8,209)
Prepaid expenses and other current assets	7,815	(4,399)	(2,624)	(47,835)
Other assets	9,021	(12,823)	13,225	(10,108)
Accounts payable	(9,653)	3,698	(46,722)	9,317
Accrued expenses and other current liabilities	(19,356)	12,986	(29,505)	82,190
Other liabilities	7,054	1,938	13,959	3,257
Net cash used in operating activities	(199,346)	(209,574)	(431,327)	(364,571)
Cash flows from investing activities
Purchases of property and equipment	(34,901)	(19,365)	(71,216)	(37,358)
Purchases of intangible assets	(2,505)	(7,720)	(2,565)	(7,720)
Non-marketable investments	(21,010)	(6,905)	(21,010)	(7,530)
Cash paid for acquisitions, net of cash acquired	—	(206,163)	—	(224,176)
Purchases of marketable securities	(396,885)	(1,319,156)	(874,098)	(2,742,370)
Sales of marketable securities	—	237,095	45,007	237,095
Maturities of marketable securities	578,509	602,432	1,366,337	1,047,479
Net cash provided by (used in) investing activities	123,208	(719,782)	442,455	(1,734,580)
Cash flows from financing activities
Proceeds from the exercise of stock options	1,914	189	47,723	783
Stock repurchases from employees for tax withholdings	—	(1,828)	(551)	(208,407)
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting commissions	—	—	—	2,657,797
Payments of initial public offering issuance costs	—	(4,341)	—	(9,365)
Net cash provided by (used in) financing activities	1,914	(5,980)	47,172	2,440,808
Change in cash, cash equivalents, and restricted cash	(74,224)	(935,336)	58,300	341,657
Cash, cash equivalents, and restricted cash, beginning of period	469,531	1,440,329	337,007	163,336
Cash, cash equivalents, and restricted cash, end of period	$395,307	$504,993	$395,307	$504,993
Supplemental disclosures
Cash paid for income taxes	$1,406	$1,945	$2,397	$5,490
Supplemental disclosures of non-cash activities
Purchase consideration liabilities related to acquisitions	$—	$9,341	$—	$11,242
Construction in progress related to financing lease obligations	$431	$426	$856	$683
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$143	$612	$588	$(3,743)

SNAP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue	$262,263	$181,671	$492,929	$331,319
Costs and expenses:
Cost of revenue	191,565	152,148	388,363	315,506
Research and development	203,246	255,735	404,232	1,061,583
Sales and marketing	101,685	90,903	203,798	310,636
General and administrative	123,609	131,903	246,908	1,306,379
Total costs and expenses	620,105	630,689	1,243,301	2,994,104
Loss from operations	(357,842)	(449,018)	(750,372)	(2,662,785)
Interest income	6,600	6,349	12,704	8,773
Interest expense	(930)	(998)	(1,864)	(1,693)
Other income (expense), net	(61)	786	3,092	973
Loss before income taxes	(352,233)	(442,881)	(736,440)	(2,654,732)
Income tax benefit (expense)	(1,077)	(212)	(2,655)	2,802
Net loss	$(353,310)	$(443,093)	$(739,095)	$(2,651,930)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.27)	$(0.36)	$(0.58)	$(2.43)
Diluted	$(0.27)	$(0.36)	$(0.58)	$(2.43)

SNAP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$393,183	$334,063
Marketable securities	1,176,820	1,708,976
Accounts receivable, net of allowance	244,815	279,473
Prepaid expenses and other current assets	54,032	44,282
Total current assets	1,868,850	2,366,794
Property and equipment, net	214,230	166,762
Intangible assets, net	147,197	166,473
Goodwill	635,482	639,882
Other assets	84,954	81,655
Total assets	$2,950,713	$3,421,566
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$22,644	$71,194
Accrued expenses and other current liabilities	256,698	275,062
Total current liabilities	279,342	346,256
Other liabilities	87,303	82,983
Total liabilities	366,645	429,239
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 958,801 shares issued and outstanding at June 30, 2018, and 3,000,000 shares authorized, 883,022 shares issued and outstanding at December 31, 2017.	10	9
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 94,471 shares issued and outstanding at June 30, 2018, and 700,000 shares authorized, 122,564 shares issued and outstanding at December 31, 2017.	1	1
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 219,891 shares issued and outstanding at June 30, 2018, and 260,888 shares authorized and 216,616 shares issued and outstanding at December 31, 2017.	2	2
Additional paid-in capital	7,971,610	7,634,825
Accumulated other comprehensive income (loss)	8,207	14,157
Accumulated deficit	(5,395,762)	(4,656,667)
Total stockholders’ equity	2,584,068	2,992,327
Total liabilities and stockholders’ equity	$2,950,713	$3,421,566

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDA reconciliation:
Net loss	$(353,310)	$(443,093)	$(739,095)	$(2,651,930)
Add (deduct):
Interest income	(6,600)	(6,349)	(12,704)	(8,773)
Interest expense	930	998	1,864	1,693
Other (income) expense, net	61	(786)	(3,092)	(973)
Income tax (benefit) expense	1,077	212	2,655	(2,802)
Depreciation and amortization	22,514	12,585	44,068	25,035
Stock-based compensation expense	156,371	245,028	289,630	2,237,149
Payroll tax expense related to stock-based compensation	5,997	(2,585)	15,965	18,368
Reduction in force charges(1)	—	—	9,884	—
Lease exit charges(2)	3,928	—	3,928	—
Adjusted EBITDA	$(169,032)	$(193,990)	$(386,897)	$(382,233)

Total depreciation and amortization expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Depreciation and amortization expense:
Cost of revenue	$5,610	$2,970	$10,812	$4,639
Research and development	9,489	5,983	18,280	11,738
Sales and marketing	3,991	1,589	7,560	4,189
General and administrative	3,424	2,043	7,416	4,469
Total	$22,514	$12,585	$44,068	$25,035

Total stock-based compensation expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Cost of revenue	$1,467	$2,223	$1,743	$21,931
Research and development	92,303	163,848	170,118	881,928
Sales and marketing	21,996	20,558	38,182	180,284
General and administrative	40,605	58,399	79,587	1,153,006
Total	$156,371	$245,028	$289,630	$2,237,149

(1)

Reduction in force charges during the first quarter of 2018 were related to a reduction in force plan we implemented during March 2018, impacting approximately 7% of our global headcount, primarily in engineering and sales. The charges are composed primarily of severance expense and related payroll tax expense. These charges are non-recurring and not reflective of underlying trends in our business. Additionally, we recognized a stock-based compensation forfeiture benefit of $31.5 million, which is included in the stock-based compensation expense line item above.

(2)

Lease exit charges were related to our exit of various operating leases prior to the end of the contractual lease term, primarily as a result of moving to a centralized corporate office located in Santa Monica, California. We recorded a lease exit charge of $3.9 million in the second quarter of 2018. The charge reflects the present value of our remaining lease obligation on the cease use dates that occurred during the quarter, net of sublease income. We expect to incur total lease exit charges of approximately $25 million to $45 million in 2018, primarily in the third quarter, based on current exit plans. These charges are non-recurring and not reflective of underlying trends in our business.

SNAP INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Free Cash Flow reconciliation:
Net cash used in operating activities	$(199,346)	$(209,574)	$(431,327)	$(364,571)
Less:
Purchases of property and equipment	(34,901)	(19,365)	(71,216)	(37,358)
Free Cash Flow	$(234,247)	$(228,939)	$(502,543)	$(401,929)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP Net Loss reconciliation:
Net loss	$(353,310)	$(443,093)	$(739,095)	$(2,651,930)
Amortization of intangible assets	10,754	5,767	21,577	11,204
Stock-based compensation expense	156,371	245,028	289,630	2,237,149
Payroll tax expense related to stock-based compensation	5,997	(2,585)	15,965	18,368
Reduction in force charges	—	—	9,884	—
Lease exit charges	3,928	—	3,928	—
Income tax adjustments	(339)	(623)	(119)	(2,190)
Non-GAAP net loss	$(176,599)	$(195,506)	$(398,230)	$(387,399)

Weighted-average common shares - Diluted	1,294,846	1,223,443	1,283,668	1,090,751

Non-GAAP Diluted Net Loss Per Share reconciliation:
Diluted net loss per share	$(0.27)	$(0.36)	$(0.58)	$(2.43)
Non-GAAP adjustment to net loss	0.13	0.20	0.27	2.08
Non-GAAP diluted Net Loss per share	$(0.14)	$(0.16)	$(0.31)	$(0.36)

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS

(Dollars in thousands, except as noted below, unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Cash Flows and Shares
Net cash used in operating activities	$(154,997)	$(209,574)	$(194,013)	$(176,083)	$(231,981)	$(199,346)
Net cash used in operating activities - YoY (year-over-year)	(67)%	(56)%	11%	(5)%	(50)%	5%
Net cash used in operating activities - TTM (trailing twelve months)	$(673,701)	$(749,165)	$(726,312)	$(734,667)	$(811,651)	$(801,423)
Purchases of property and equipment	$(17,993)	$(19,365)	$(25,948)	$(21,212)	$(36,315)	$(34,901)
Purchases of property and equipment - YoY	44%	18%	51%	4%	102%	80%
Purchases of property and equipment - TTM	$(71,982)	$(74,926)	$(83,682)	$(84,518)	$(102,840)	$(118,376)
Free Cash Flow	$(172,990)	$(228,939)	$(219,961)	$(197,295)	$(268,296)	$(234,247)
Free Cash Flow - YoY	(65)%	(52)%	6%	(5)%	(55)%	(2)%
Free Cash Flow - TTM	$(745,683)	$(824,091)	$(809,994)	$(819,185)	$(914,491)	$(919,799)
Common shares outstanding	1,178,850	1,180,002	1,201,736	1,222,202	1,254,439	1,273,163
Common shares outstanding - YoY	NM	NM	NM	NM	6%	8%
Shares underlying stock-based awards	253,300	254,344	239,564	230,802	202,175	205,595
Shares underlying stock-based awards - YoY	NM	NM	NM	NM	(20)%	(19)%
Total common shares outstanding plus shares underlying stock-based awards	1,432,150	1,434,346	1,441,300	1,453,004	1,456,613	1,478,758
Total common shares outstanding plus shares underlying stock-based awards - Y/Y	NM	NM	NM	NM	2%	3%

Results of Operations
Revenue	$149,648	$181,671	$207,937	$285,693	$230,666	$262,263
Revenue - YoY	286%	153%	62%	72%	54%	44%
Revenue - TTM	$515,332	$625,205	$704,938	$824,949	$905,967	$986,559
Revenue by region(1)
North America	$128,718	$147,638	$167,306	$219,394	$170,488	$177,410
North America - YoY	259%	126%	46%	51%	32%	20%
North America - TTM	$454,048	$536,467	$589,018	$663,057	$704,827	$734,599
Europe	$13,102	$22,052	$27,262	$39,976	$32,721	$40,241
Europe - YoY	NM	254%	131%	173%	150%	82%
Europe - TTM	$45,794	$61,610	$77,081	$102,392	$122,011	$140,200
Rest of World	$7,829	$11,981	$13,368	$26,323	$27,458	$44,612
Rest of World - YoY	NM	NM	NM	NM	251%	272%
Rest of World - TTM	$15,491	$27,129	$38,839	$59,501	$79,130	$111,761
Loss from operations	$(2,213,767)	$(449,018)	$(461,827)	$(360,964)	$(392,530)	$(357,842)
Loss from operations - YoY	NM	(288)%	(253)%	(113)%	82%	20%
Loss from operations - Margin	NM	(247)%	(222)%	(126)%	(170)%	(136)%
Loss from operations - TTM	$(2,630,331)	$(2,963,490)	$(3,294,349)	$(3,485,576)	$(1,664,339)	$(1,573,163)
Net loss(2)	$(2,208,837)	$(443,093)	$(443,159)	$(349,977)	$(385,785)	$(353,310)
Net loss - YoY	NM	282%	257%	106%	(83)%	(20)%
Net loss - TTM	$(2,618,904)	$(2,946,103)	$(3,265,034)	$(3,445,066)	$(1,622,014)	$(1,532,231)
Adjusted EBITDA	$(188,243)	$(193,990)	$(178,901)	$(158,922)	$(217,867)	(169,032)
Adjusted EBITDA - YoY	(102)%	(85)%	(65)%	(4)%	(16)%	13%
Adjusted EBITDA - Margin	(126)%	(107)%	(86)%	(56)%	(94)%	(64)%
Adjusted EBITDA - TTM	$(554,252)	$(643,121)	$(713,418)	$(720,056)	$(749,680)	$(724,722)

(1)

Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.

SNAP INC.

SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)

(Dollars in thousands, except as noted below, unaudited)

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Other
DAU (in millions)	166	173	178	187	191	188
DAU - YoY	36%	21%	17%	18%	15%	8%
DAU by region (in millions)
North America	71	75	77	80	81	80
North America - YoY	32%	22%	18%	18%	14%	7%
Europe	55	57	57	60	62	61
Europe - YoY	41%	24%	17%	17%	13%	7%
Rest of World	40	42	44	47	48	47
Rest of World - YoY	38%	16%	14%	21%	18%	12%
ARPU	$0.90	$1.05	$1.17	$1.53	$1.21	$1.40
ARPU - YoY	183%	109%	39%	46%	34%	34%
ARPU by region
North America	$1.81	$1.97	$2.17	$2.75	$2.10	$2.21
North America - YoY	172%	85%	24%	28%	16%	12%
Europe	$0.24	$0.39	$0.48	$0.66	$0.53	$0.66
Europe - YoY	245%	186%	98%	133%	120%	70%
Rest of World	$0.19	$0.29	$0.30	$0.56	$0.58	$0.96
Rest of World - YoY	NM	NM	NM	284%	198%	233%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	2,360	2,607	2,958	3,069	2,989	2,879
Employees - YoY	201%	146%	109%	65%	27%	10%

Depreciation and amortization expense
Cost of revenue	$1,669	$2,970	$5,404	$5,179	$5,202	5,610
Research and development	5,755	5,983	6,401	6,937	8,791	9,489
Sales and marketing	2,600	1,589	2,820	3,441	3,569	3,991
General and administrative	2,426	2,043	2,842	3,229	3,991	3,424
Total	$12,450	$12,585	$17,467	$18,786	$21,553	$22,514
Depreciation and amortization expense - YoY	147%	110%	135%	77%	73%	79%

Stock-based compensation expense
Cost of revenue	$19,708	$2,223	$1,951	$2,189	$276	1,467
Research and development	718,080	163,848	143,303	129,199	77,815	92,303
Sales and marketing	159,726	20,558	27,254	28,936	16,185	21,996
General and administrative	1,094,607	58,399	49,194	20,720	38,982	40,605
Total	$1,992,121	$245,028	$221,702	$181,044	$133,258	$156,371
Stock-based compensation expense - YoY	NM	NM	NM	NM	(93)%	(36)%